Exhibit 99.1
News Release
	Contacts:	Carl A. Luna, SVP and CFO Copano Energy, L.L.C. 713-621-9547 Jack Lascar / jlascar@drg-l.com Anne Pearson/ apearson@drg-l.com DRG&L/ 713-529-6600

FOR IMMEDIATE RELEASE

Copano Energy Reports Third Quarter 2012 Results

HOUSTON, November 7, 2012 — Copano Energy, L.L.C. (NASDAQ: CPNO) today announced its financial results for the three months ended September 30, 2012.

Third Quarter 2012 Highlights:
•	Fee-based Texas segment rich natural gas volumes drive third quarter performance
•	Total distributable cash flow of $57.1 million, a 55% increase from third quarter 2011
•	Total segment gross margin of $75.1 million, a 16% increase from the prior year period
•	Adjusted EBITDA of $73.0 million, a 41% increase from the prior year period
•	Volumes gathered from the Eagle Ford Shale play averaged 567,000 MMBtu/d, a 248% increase from the prior year period
•	Texas segment NGL production of over 54,000 Bbls/d, a 75% increase from third quarter 2011
“Our third quarter results highlight our strengthening operational performance and continued progress in executing on our Eagle Ford strategy,” said R. Bruce Northcutt, Copano’s President and Chief Executive Officer. “Despite lower NGL prices compared to the second quarter of this year, fee-based volumes from the Eagle Ford have continued to grow, delivering strong gross margins for our Texas business segment.
“Our organic growth projects in the play remain on track and we look forward to the positive impact they will have on total distributable cash flow as our Eagle Ford strategy continues to develop,” Northcutt added.

Third Quarter Financial Results
Total distributable cash flow was $57.1 million, a 55% increase from the third quarter of 2011, and a 45% increase from the second quarter of 2012.  The increase from the prior-year period was primarily due to:
•	increased throughput from the Eagle Ford Shale, north Barnett Shale Combo and Woodford Shale plays, and
•	a $9.7 million gain related to the sale of the Lake Charles plant in Louisiana.
These benefits were partially offset by lower natural gas liquids (NGL) prices and higher interest and operating expenses.
Third-quarter 2012 total distributable cash flow represents 124% coverage of the third-quarter distribution of $0.575 per unit, based on common units outstanding on the distribution record date, which included an additional 6,526,078 common units issued in our equity offering that closed in late October 2012.  Excluding the gain on the sale of the Lake Charles plant, third-quarter 2012 total distributable cash flow coverage was approximately 103%.  Excluding the newly issued units and the gain on sale of the Lake Charles plant, third-quarter 2012 total distributable cash flow coverage was approximately 112%.
Revenue for the third quarter of 2012 increased 4% from the third quarter of 2011 to $366.4 million, and 15% from the second quarter of 2012.  Total segment gross margin increased 16% from the third quarter of 2011 to $75.1 million, and 3% from the second quarter of 2012.  Adjusted EBITDA increased 41% from the third quarter of 2011 to $73.0 million, and 25% from the second quarter of 2012.  Net income to common units was $19.8 million for the third quarter of 2012 compared to net loss of $166.0 million for the third quarter of 2011.

Corporate and other activities, which include Copano’s commodity risk management efforts, resulted in a loss of $3.7 million for the third quarter of 2012, consisting of $5.9 million in non-cash amortization expense and $2.6 million of unrealized losses on commodity derivative instruments, offset by $4.8 million of net cash settlements received.  Corporate and other activities resulted in a $8.0 million loss for the third quarter of 2011 consisting of $7.4 million of non-cash amortization expense and $2.9 million of net cash settlements paid, offset by $2.3 million of unrealized gain on commodity derivative instruments.  Corporate and other activities resulted in a $3.4 million gain for the second quarter of 2012 consisting of $3.4 million of net cash settlements received and $5.0 million of unrealized gains on commodity derivative instruments, offset by $5.0 million of non-cash amortization expense.
Total distributable cash flow, total segment gross margin, adjusted EBITDA and segment gross margin are non-GAAP financial measures, which are reconciled to their most directly comparable GAAP measures at the end of this news release.  Please read “Use of Non-GAAP Financial Measures” beginning on page 5 of this news release.

Third Quarter Operating Results by Segment
Texas
Segment gross margin for Texas increased 24% from the third quarter of 2011 to $55.2 million, and increased 12% from the second quarter of 2012.  The increase from the prior year was primarily a result of volume growth from the Eagle Ford Shale and north Barnett Shale Combo plays, partially offset by a decline in leaner gas volumes at the Houston Central complex, which were displaced to accommodate richer Eagle Ford Gathering fee-based gas volumes.
During the third quarter of 2012, Texas segment service throughput volumes averaged  897,601 MMBtu/d of natural gas, an increase of 17% from the third quarter of 2011.  The Texas segment gathered an average of 557,457 MMBtu/d of natural gas, an increase of 20% over the third quarter of 2011, primarily due to increased volumes from the Eagle Ford Shale and north Barnett Shale Combo plays.  Volumes processed at Copano’s plants and third-party plants in Texas averaged 824,196 MMBtu/d during the third quarter of 2012, an increase of 20% over the third quarter of 2011 primarily due to increased volumes from the north Barnett Shale Combo play and at the Lake Charles plant.  Third-quarter NGL production averaged 54,142 Bbls/d at Copano-owned plants and third-party plants, an increase of 75% from the third quarter of 2011, reflecting a substantial increase in the NGL content of volumes at the Houston Central complex, and increased volumes at the Saint Jo plant in the north Barnett Shale Combo play.
Eagle Ford Gathering, Copano’s unconsolidated joint venture with Kinder Morgan, has been in full service since December 2011 and provided gathering services for an average of 319,919 MMBtu/d during the third quarter of 2012.  Texas segment gross margin results do not include the financial results and volumes associated with Copano’s interest in Eagle Ford Gathering, which is accounted for under the equity method of accounting and shown in Copano’s financial statements under “Equity in (earnings) loss from unconsolidated affiliates.” For the third quarter of 2012, equity earnings and distributions from Eagle Ford Gathering totaled $9.2 million and $6.3 million, respectively.
Oklahoma
Segment gross margin for Oklahoma was $22.9 million for the third quarter of 2012, a decrease of 18% compared to the third quarter of last year and an increase of 14% from the second quarter of 2012.  The year-over-year decrease was due primarily to lower NGL and natural gas prices, which resulted in a 24% decrease in realized margins on service throughput compared to the third quarter of 2011 ($0.80 per MMBtu in 2012 compared to $1.05 per MMBtu in 2011).  This decrease was partially offset by an increase in service throughput attributable to lean gas volume growth from the Woodford Shale play.
The Oklahoma segment gathered an average of 313,414 MMBtu/d of natural gas, an increase of 9% compared to the third quarter of 2011, due primarily to lean gas from the Woodford Shale area, which increased 20% compared to the third quarter of 2011.  Volumes processed at wholly owned and third-party plants in Oklahoma were flat compared to the third quarter of 2011, averaging 157,775 MMBtu/d.  Third-quarter NGL production at Copano-owned plants and third-party plants averaged 16,207 Bbls/d, a decrease of 7% from the third quarter of 2011.
Rocky Mountains
Segment gross margin for the Rocky Mountains segment totaled $0.6 million in the third quarter of 2012 compared to $0.4 million for the third quarter of 2011 and $0.2 million for the second quarter of 2012.  Rocky Mountains segment gross margin results do not include the financial results and volumes associated with Copano’s interest in Bighorn Gas Gathering and Fort Union Gas Gathering, which are accounted for under the equity method of accounting and shown in Copano’s financial statements under “Equity in (earnings) loss from unconsolidated affiliates.”

Average pipeline throughput for Bighorn and Fort Union on a combined basis increased 4% to 694,961 MMBtu/d in the third quarter of 2012 as compared to 670,543 MMBtu/d in the third quarter of 2011.  The volume increase is due primarily to producers increasing volumes on Fort Union to access downstream markets; however, because Fort Union has firm volume commitments from these producers, the increase did not have a material impact on Copano’s equity earnings or distributions.  For the third quarter of 2012, combined equity earnings for Bighorn and Fort Union totaled $3.0 million compared to equity losses of $164.1 million for the same period in 2011, which included a $165.0 million impairment in 2011. Combined distributions from Bighorn and Fort Union totaled $5.1 million in the third quarter of 2012 compared to $5.0 million in the third quarter of last year.

Cash Distributions
On October 10, 2012, Copano announced its third quarter 2012 cash distribution of $0.575 per unit, or $2.30 per unit on an annualized basis, which will be paid on November 8, 2012 to common unitholders of record at the close of business on October 31, 2012.  This distribution is unchanged from the second quarter of 2012.

Conference Call Information
Copano will hold a conference call on November 8, 2012 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss its third quarter 2012 financial results.  To participate in the call, dial (480) 629-9643 and ask for the Copano call at least 10 minutes prior to the start time, or access it live over the internet at http://www.copano.com on the “Investor Overview” page of the “Investor Relations” section of Copano’s website.
A replay of the audio webcast will be available shortly after the call on Copano’s website.  A telephonic replay will be available through November 15, 2012 by calling (303) 590-3030 and using the pass code 4570334#.

Use of Non-GAAP Financial Measures
This news release and the accompanying schedules include non-generally accepted accounting principles, or non-GAAP, financial measures of total distributable cash flow, total segment gross margin, adjusted EBITDA and segment gross margin.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP. Non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income (loss), operating income (loss), cash flows from operating activities or any other GAAP measure of liquidity or financial performance.  Copano’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies, who may not calculate their measures in the same manner.
Copano’s management team uses non-GAAP financial measures to evaluate its core profitability and to assess the financial performance of its assets.  Subject to the limitations expressed above, Copano believes that investors and other market participants benefit from access to the various financial measures that its management uses in evaluating its performance because it allows them to independently evaluate Copano’s performance with the same information used by management.
Copano Energy, L.L.C. is a midstream natural gas company with operations in Texas, Oklahoma and Wyoming.  For more information, please visit http://www.copano.com.

This press release includes “forward-looking statements,” as defined by the Securities and Exchange Commission.  Statements that address activities or events that Copano believes will or may occur in the future are forward-looking statements.  These statements include, but are not limited to, statements about future producer activity and Copano’s total distributable cash flow and distribution coverage.  These statements are based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors management believes are reasonable.  Important factors that could cause actual results to differ materially from those in forward-looking statements include the following risks and uncertainties, many of which are beyond Copano’s control: the volatility of prices and market demand for natural gas and natural gas liquids; Copano’s ability to continue to connect new sources of natural gas, crude oil and condensate, and the NGL content of new gas supplies; the impact on volumes and resulting cash flow of technological, economic and other uncertainties inherent in estimating future production; producers’ ability to drill and successfully complete and connect new natural gas supplies; Copano’s ability to attract and retain key customers; performance by producers, customers and service providers under their contracts with Copano; the availability of downstream transportation and other facilities for natural gas and NGLs; operational risks affecting the performance of Copano or third-party processing, fractionation plants and other facilities; Copano’s ability to access or construct new processing, fractionation and transportation capacity; higher construction costs or project delays due to inflation, limited availability of required resources, or the effects of operational, legal or other uncertainties; general economic conditions; the effects of government regulations and policies; and other financial, operational and legal risks and uncertainties detailed from time to time in Copano’s quarterly and annual reports filed with the Securities and Exchange Commission.  Copano does not undertake to update any forward-looking statement except as provided by law.

–financial statements follow –

COPANO ENERGY, L.L.C. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2011	2012	2011
	(In thousands, except per unit information)
Revenue:
Natural gas sales	$97,614	$120,815	$253,819	$348,538
Natural gas liquids sales	205,464	191,370	589,431	521,129
Transportation, compression and processing fees	49,314	30,337	132,394	82,706
Condensate and other	14,001	11,169	45,280	37,299
Total revenue	366,393	353,691	1,020,924	989,672

Costs and expenses:
Cost of natural gas and natural gas liquids(1)	284,936	281,858	789,369	779,986
Transportation (1)	6,365	6,991	18,785	19,202
Operations and maintenance	19,242	16,091	56,171	46,953
Depreciation and amortization	19,259	16,911	57,409	51,143
Impairment	-	5,000	28,744	5,000
General and administrative	13,697	10,031	38,939	34,530
Taxes other than income	1,983	1,502	5,459	4,029
Equity in (earnings) loss from unconsolidated affiliates	(12,558)	161,589	89,733	158,581
Gain on sale of operating assets	(9,716)	-	(9,716)	-
Total costs and expenses	323,208	499,973	1,074,893	1,099,424

Operating income (loss)	43,185	(146,282)	(53,969)	(109,752)
Other income (expense):
Interest and other income	11	16	570	31
Loss on refinancing of unsecured debt	-	-	-	(18,233)
Interest and other financing costs	(13,797)	(11,080)	(42,823)	(34,450)
Income (loss) before income taxes	29,399	(157,346)	(96,222)	(162,404)
Provision for income taxes	(474)	(390)	(1,406)	(1,161)
Net income (loss)	28,925	(157,736)	(97,628)	(163,565)
Preferred unit distributions	(9,138)	(8,279)	(26,751)	(24,235)
Net income (loss) to common units	$19,787	$(166,015)	$(124,379)	$(187,800)

Basic net income (loss) per common unit:
Net income (loss) per common unit	$0.27	$(2.51)	$(1.73)	$(2.84)
Weighted average number of common units	72,395	66,246	71,887	66,125

Diluted net income (loss) per common unit:
Net income (loss) per common unit	$0.23	$(2.51)	$(1.73)	$(2.84)
Weighted average number of common units	85,682	66,246	71,887	66,125

Distributions declared per common unit	$0.575	$0.575	$1.725	$1.725
________
_______________
(1) Exclusive of operations and maintenance, depreciation and amortization and impairment shown separately below.

COPANO ENERGY, L.L.C. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,

	2012	2011

Cash Flows From Operating Activities:	(In thousands)
Net loss	$(97,628)	$(163,565)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	57,409	51,143
Impairment	28,744	5,000
Amortization of debt issue costs	2,987	2,855
Equity in loss from unconsolidated affiliates	89,733	158,581
Distributions from unconsolidated affiliates	31,229	17,961
Gain on sale of operating assets	(9,716)	-
Loss on refinancing of unsecured debt	-	18,233
Non-cash gain on risk management activities, net	(4,327)	(4,723)
Equity-based compensation	5,246	7,445
Deferred tax provision	240	253
Other non-cash items	5,197	(86)
Changes in assets and liabilities, net of acquisitions:	-	-
Accounts receivable	8,032	(11,132)
Prepayments and other current assets	1,861	(2,952)
Risk management activities	8,135	11,353
Accounts payable	(24,371)	17,459
Other current liabilities	21,010	14,964
Net cash provided by operating activities	123,780	122,789

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(247,179)	(175,323)
Additions to intangible assets	(6,869)	(5,316)
Acquisitions	-	(16,084)
Investments in unconsolidated affiliates	(60,677)	(105,111)
Distributions from unconsolidated affiliates	3,279	2,368
Escrow cash	-	6
Proceeds from sale of assets	23,850	248
Other	2,604	98
Net cash used in investing activities	(284,992)	(299,114)

Cash Flows From Financing Activities:
Proceeds from long-term debt	420,375	725,000
Repayment of long-term debt	(322,000)	(412,665)
Payments of premiums and expenses on redemption of unsecured debt	-	(14,572)
Deferred financing costs	(3,539)	(15,743)
Distributions to unitholders	(126,090)	(114,834)
Proceeds from public offering of common units, net of underwriting discounts
and commissions of $7,590	188,083	-
Equity offering costs	(379)	(4)
Proceeds from option exercises	1,284	2,747
Net cash provided by financing activities	157,734	169,929

Net decrease in cash and cash equivalents	(3,478)	(6,396)
Cash and cash equivalents, beginning of year	56,962	59,930
Cash and cash equivalents, end of period	$53,484	$53,534

COPANO ENERGY, L.L.C. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2012	2011

	(In thousands, except unit information)
ASSETS
Current assets:
Cash and cash equivalents	$53,484	$56,962
Accounts receivable, net	112,165	119,193
Risk management assets	16,420	4,322
Prepayments and other current assets	3,254	5,114
Total current assets	185,323	185,591

Property, plant and equipment, net	1,301,813	1,103,699
Intangible assets, net	161,652	192,425
Investments in unconsolidated affiliates	480,118	544,687
Escrow cash	1,848	1,848
Risk management assets	6,941	6,452
Other assets, net	28,163	29,895
Total assets	$2,165,858	$2,064,597

LIABILITIES AND MEMBERS' CAPITAL
Current liabilities:
Accounts payable	$137,232	$155,921
Accrued capital expenditures	9,841	7,033
Accrued interest	25,022	8,686
Accrued tax liability	1,148	1,182
Risk management liabilities	1,512	3,565
Other current liabilities	22,974	15,007
Total current liabilities	197,729	191,394

Long term debt (includes $3,194 and $0 bond premium as of September 30, 2012
and December 31, 2011, respectively)	1,092,719	994,525
Deferred tax liability	2,440	2,199
Other noncurrent liabilities	9,893	4,581

Commitments and contingencies
Members’ capital:
Series A convertible preferred units, no par value, 12,582,468 units and
11,684,074 units issued and outstanding as of September 30, 2012 and
December 31, 2011, respectively	285,168	285,168
Common units, no par value, 72,411,407 units and 66,341,458 units issued and
outstanding as of September 30, 2012 and December 31, 2011, respectively	1,353,900	1,164,853
Paid in capital	69,966	62,277
Accumulated deficit	(848,066)	(624,121)
Accumulated other comprehensive income (loss)	2,109	(16,279)
	863,077	871,898
Total liabilities and members’ capital	$2,165,858	$2,064,597

COPANO ENERGY, L.L.C. AND SUBSIDIARIES

UNAUDITED RESULTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	($ In thousands)
Total segment gross margin(1)	$75,092	$64,842	$212,770	$190,484
Operations and maintenance expenses	19,242	16,091	56,171	46,953
Depreciation and amortization	19,259	16,911	57,409	51,143
Impairment	-	5,000	28,744	5,000
General and administrative expenses	13,697	10,031	38,939	34,530
Taxes other than income	1,983	1,502	5,459	4,029
Equity in (earnings) loss from unconsolidated affiliates(2)(3)	(12,558)	161,589	89,733	158,581
Gain on sale of operating assets	(9,716)	-	(9,716)	-
Operating income (loss)	43,185	(146,282)	(53,969)	(109,752)
Loss on refinancing of unsecured debt	-	-	-	(18,233)
Interest and other financing costs, net	(13,786)	(11,064)	(42,253)	(34,419)
Provision for income taxes	(474)	(390)	(1,406)	(1,161)
Net income (loss)	28,925	(157,736)	(97,628)	(163,565)
Preferred unit distributions	(9,138)	(8,279)	(26,751)	(24,235)
Net income (loss) to common units	$19,787	$(166,015)	$(124,379)	$(187,800)

Basic net income (loss) per common unit	$0.27	$(2.51)	$(1.73)	$(2.84)
Weighted average number of common units - basic	72,395	66,246	71,887	66,125
Diluted net income (loss) per common unit	$0.23	$(2.51)	$(1.73)	$(2.84)
Weighted average number of common units - diluted	85,682	66,246	71,887	66,125

Total segment gross margin:
Texas	$55,236	$44,540	$149,678	$135,685
Oklahoma	22,948	27,876	67,318	79,623
Rocky Mountains(4)	624	432	1,169	2,245
Segment gross margin	78,808	72,848	218,165	217,553
Corporate and other(5)	(3,716)	(8,006)	(5,395)	(27,069)
Total segment gross margin(1)	$75,092	$64,842	$212,770	$190,484

Segment gross margin per unit:
Texas:
Service throughput ($/MMBtu)	$0.67	$0.63	$0.59	$0.71
Oklahoma:
Service throughput ($/MMBtu)	$0.80	$1.05	$0.77	$1.04

Volumes:
Texas: (6)
Service throughput (MMBtu/d)(7)	897,601	765,744	922,256	694,802
Pipeline throughput (MMBtu/d)	557,457	463,321	563,404	436,210
Plant inlet volumes (MMBtu/d)	824,196	686,398	830,755	612,405
NGLs produced (Bbls/d)	54,142	30,904	46,239	27,040
Oklahoma:(8)
Service throughput (MMBtu/d)(7)	313,414	288,440	318,851	280,689
Plant inlet volumes (MMBtu/d)	157,775	158,070	157,645	154,439
NGLs produced (Bbls/d)	16,207	17,453	16,729	16,945

Capital Expenditures:
Maintenance capital expenditures	$1,743	$3,510	$7,984	$11,111
Expansion capital expenditures	95,869	82,675	259,794	203,576
Total capital expenditures	$97,612	$86,185	$267,778	$214,687

Operations and maintenance expenses:
Texas	$11,548	$9,082	$33,441	$26,815
Oklahoma	7,649	6,930	22,592	19,943
Rocky Mountains	45	79	138	195
Total operations and maintenance expenses	$19,242	$16,091	$56,171	$46,953
    _____________________
(1)
Total segment gross margin is a non-GAAP financial measure.  Please read Unaudited Non-GAAP Financial Measures” for a reconciliation of total segment gross margin to its most directly comparable GAAP measure of operating income.

(2)	During the three months ended March 31, 2012, Copano recorded a $120 million non-cash impairment charge relating to its investments in Bighorn and Fort Union.

(3)	The following table summarizes the results and volumes associated with Copano’s unconsolidated affiliates ($ in thousands):

		Three Months Ended September 30,
		2012		2011
		Volume	Equity (Earnings)/Loss	Volume	Equity (Earnings)/Loss
Eagle Ford Gathering			$(9,174)		$(2,016)
Pipeline throughput(a)	(MMBtu/d)	319,919		38,652
NGLs produced(b)	(Bbls/d)	12,526		—
Liberty Pipeline Group(c)	(Bbls/d)	25,083	37	2,635	59
Webb Duval(d)	(MMBtu/d)	53,483	(65)	48,628	73
Southern Dome			(291)		(652)
Plant inlet	(MMBtu/d)	10,354		11,970
NGLs produced	(Bbls/d)	375		429
Bighorn and Fort Union(e)	(MMBtu/d)	694,961	(2,970)	670,543	164,136

		Nine Months Ended September 30,
		2012		2011
		Volume	Equity (Earnings)/Loss	Volume	Equity (Earnings)/Loss
Eagle Ford Gathering			$(21,082)		$(1,978)
Pipeline throughput(a)	(MMBtu/d)	260,212		13,026
NGLs produced(a)	(Bbls/d)	10,875		—
Liberty Pipeline Group(c)	(Bbls/d)	20,172	311	888	60
Webb Duval(b)	(MMBtu/d)	59,517	(255)	48,705	257
Southern Dome			(692)		(2,023)
Plant inlet	(MMBtu/d)	9,245		11,630
NGLs produced	(Bbls/d)	329		418
Bighorn and Fort Union(e)	(MMBtu/d)	742,937	111,740	595,302	162,302
____________________________________
(a) For the three and nine months ended September 30, 2011, the volume has been recast from 58,295 (MMBtu/d), as previously stated, to show daily flow averaged over the 92 days and 273 days of the three and nine month periods, respectively, instead of the 63 days of physical flow.

(b) Net of NGLs produced at Copano’s Houston Central complex.
(c) For the three and nine months ended September 30, 2011, the volume has been recast from 4,252 (MMBtu/d), as previously stated, to show daily flow averaged over the 92 days and 273 days of the three and nine month periods, respectively, instead of the 57 days of physical flow.

(d) Net of intercompany volumes.
(e) Changes in pipeline throughput at Fort Union did not have a material impact on gross margin because Fort Union received payments for additional volumes under long-term contractual commitments in each of the periods indicated.

(4)
Rocky Mountains segment gross margin includes results from producer services, including volumes purchased for resale, volumes gathered under firm capacity gathering agreements with Fort Union, volumes transported using Copano’s firm capacity agreements with Wyoming Interstate Gas Company and compressor rental services provided to Bighorn.

(5)	Corporate and other includes results attributable to Copano’s commodity risk management activities.

(6)	Plant inlet volumes and NGLs produced represent total volumes processed and produced by the Texas segment at all plants, including plants owned by the Texas segment and plants owned by third parties.

(7)
“Service throughput” means the volume of natural gas delivered to Copano’s 100%-owned processing plants by third-party pipelines plus Copano’s “pipeline throughput,” which is the volume of natural gas transported or gathered through Copano’s pipelines.

(8)
Plant inlet volumes and NGLs produced represent total volumes processed and produced by the Oklahoma segment at all plants, including plants owned by the Oklahoma segment and plants owned by third parties.

COPANO ENERGY, L.L.C. AND SUBSIDIARIES
UNAUDITED NON-GAAP FINANCIAL MEASURES

	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2011	2012	2011
Reconciliation of total segment gross margin to operating income (loss):	(In thousands)
Operating income (loss)	$43,185	$(146,282)	$(53,969)	$(109,752)
Add: Operations and maintenance expenses	19,242	16,091	56,171	46,953
Depreciation and amortization	19,259	16,911	57,409	51,143
Impairment	-	5,000	28,744	5,000
General and administrative expenses	13,697	10,031	38,939	34,530
Taxes other than income	1,983	1,502	5,459	4,029
Equity in (earnings) loss from unconsolidated affiliates	(12,558)	161,589	89,733	158,581
Gain on sale of operating assets	(9,716)	-	(9,716)	-
Total segment gross margin	$75,092	$64,842	$212,770	$190,484

Reconciliation of EBITDA, adjusted EBITDA and total distributable cash flow to net income (loss):
Net income (loss)	$28,925	$(157,736)	$(97,628)	$(163,565)
Add: Depreciation and amortization	19,259	16,911	57,409	51,143
Interest and other financing costs	13,797	11,080	42,823	34,450
Provision for income taxes	474	390	1,406	1,161
EBITDA	62,455	(129,355)	4,010	(76,811)
Add: Amortization of commodity derivative options	5,924	7,442	16,002	22,069
Distributions from unconsolidated affiliates	11,994	6,757	34,508	20,329
Loss on refinancing of unsecured debt	-	-	-	18,233
Equity-based compensation	3,223	2,093	7,575	9,184
Equity in (earnings) loss from unconsolidated affiliates	(12,558)	161,589	89,733	158,581
Unrealized loss (gain) from commodity risk management activities	2,583	(2,332)	(1,818)	(2,695)
Impairment	-	5,000	28,744	5,000
Other non-cash operating items	(591)	576	2,894	(272)
Adjusted EBITDA	73,030	51,770	181,648	153,618
Less: Interest expense	(13,745)	(11,029)	(42,526)	(33,623)
Current income tax expense and other	(419)	(305)	(1,166)	(929)
Maintenance capital expenditures	(1,743)	(3,510)	(7,984)	(11,111)
Total distributable cash flow	$57,123	$36,926	$129,972	$107,955

Actual quarterly distribution	$46,087	$38,705
Total distributable cash flow coverage	124%	95%